PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K, THIS EXHIBIT OMITS CERTAIN INFORMATION, IDENTIFIED BY [***], THAT IS NOT MATERIAL AND THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.29

Amendment 5 (Work Change Order)

for Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL)

This Amendment 5 (this “Amendment”) is made on November 11, 2019 (date) among Longview Aviation Services Inc. (“LAS”), Viking Air Limited (“Viking”) and Bridger Air Tanker, LLC (“Purchaser”) for Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) (as subsequently amended, the “Purchase Agreement”), and supersedes and takes precedence over the applicable terms and conditions defined within the Purchase Agreement. The Parties agree that all capitalized terms used in this Amendment have the meanings defined within the Purchase Agreement, and the Parties agree to amend (or further amend, as applicable) the following sections and/or schedules of the Purchase Agreement:

1.	Schedule E – Upgraded Avionics System

The following statement from the asterisked note under Table 2 (as amended in Amendment 3):

“For the avoidance of, AC1, AC2, AC3 and AC4 will be delivered with upgraded avionics systems and LAAM shall also use commercially reasonable efforts to deliver AC3, AC4 and ACS with [***] water tanks.”

Shall be replaced with the following:

“LAAM shall use commercially reasonable efforts to deliver AC1, AC2, AC3 and AC4 with [***] water tanks. if a Purchased Aircraft is delivered with a standard (non-AUP} avionics system, then (1) at the time of delivery, LAS will undertake in writing to retrofit the upgraded avionics system at a later date in accordance with a retrofit schedule to be communicated to Purchaser in writing (and in any case the retrofit will be completed no later than [***] months after the delivery of the Purchase Aircraft}, {2} [***] and (3) Purchaser shall have the right to withhold an amount equal to [***] US dollars (US$ [***]) (“Holdback”) from the final payment for such aircraft. For each Purchased Aircraft that is subject to a Holdback, the relevant Holdback amount shall become due and payable to LAS on the completion of the retrofit of the upgraded avionics system and delivery of the aircraft back to Purchaser.”

2.	Schedule G – Purchaser Selected Optional Features

The following shall be added as a note below the Purchaser Selected Optional Features table:

“To assist Purchaser in obtaining its US FAA multi-engine float plane certification (“Float Plane Certification”), LAS shall provide the Twin Otter Series 400 aircraft bearing MSN 949 equipped with amphibious floats (the “Loaner Aircraft”) to Purchaser for training and Float Plane Certification purposes for a period of [***] commencing no later than September 25, 2019. The provision of the Loaner Aircraft is subject to the execution of an aircraft operating agreement on standard terms and conditions between the Bank of Utah as LAS’ trustee of the Loaner Aircraft and Purchaser as operator. Purchaser shall cover the cost of the operation of the Loaner Aircraft, including, without limitation, fuel, crew, trainers and insurance. [***]”

Private and Confidential

3.	Changes to MSN for AC6

As a result of the change in the aircraft assigned to Purchaser for conversion for AC6, section 4.l(a) is hereby deleted and replaced in its entirety with the following (for reference purposes only – underlined wordings denote changes from the section provided in Amendment 3):

“Subject to Section 4.5, LAS shall cause the Selected Conversion Entity to convert existing CL-215 or CL-215T aircraft carrying serial numbers MSN 1081 (“AC1”), MSN 1082 (“AC2”), MSN 1083 (“AC3”), MSN 1090 (“AC4”), MSN 1095 (“AC5”) and MSN 1089 (“AC6”) (collectively, the “Assigned Aircraft”), as supplemented by the Purchaser Selected Optional Features for said Aircraft and as modified by any Work Change Order which has been executed and delivered by Purchaser and LAS in accordance with Section 4.4. With respect to each Assigned Aircraft, by notice to Purchaser, LAS shall have the right to re-assign another CL-215 or CL-215T aircraft carrying a different serial number upon the discovery of a defect on a Purchased Aircraft that, in the opinion of LAS, will adversely impact the project timeline and/or Target Readiness Date of the relevant Purchased Aircraft.”

This Amendment may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument. This Amendment may be delivered by any party by facsimile or similar means of electronic communication, and if so executed and delivered, shall be legally binding on the party executing it in such manner.

LAS and Purchaser additionally agree that, pursuant to the Purchase Agreement, this Amendment shall constitute an amendment to the Purchase Agreement, and all Sections of the Purchase Agreement that have not been affected or addressed by this Amendment shall remain in full force and effect and, in combination with the changes addressed within this Amendment, shall now constitute the entire agreement between the parties.

[signature page follows]

IN WITNESS WHEREOF this Amendment has been executed by the parties’ duly authorized representatives.

Longview Aviation Services Inc.	Bridger Air Tanker, LLC
Per:	Per:

/s/ Rob Mauracher	/s/ Matthew Sheehy
Name: Rob Mauracher	Name: Matthew Sheehy
Title: Chief Operating Officer	Title: Chairman

Viking Air Limited
Per:

/s/ Rob Mauracher
Name: Rob Mauracher
Title: Executive Vice President, Sales & Marketing

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